Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
H&E Equipment Services, Inc.
Baton Rouge, Louisiana
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-138242) of H&E Equipment Services, Inc. of our reports dated March 6, 2008, relating to the consolidated financial statements and financial statement schedule and the effectiveness of H&E Equipment Services, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Dallas, Texas

March 6, 2008